EXHIBIT 10.17(b) The Ryder System, Inc. 1980 Stock Incentive Plan, as amended and restated as of October 22, 1993.

                                   EXHIBIT A





                  RYDER SYSTEM, INC. 1980 STOCK INCENTIVE PLAN
                        (As amended on October 22, 1993)

                               TABLE OF CONTENTS

                                                                                           Page
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
1.        Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.        Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.        Shares of Stock Subject to the Plan . . . . . . . . . . . . . . . . . . . . . . .   5

4.        Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

5.        Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

6.        Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

7.        Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

8.        Stock Appreciation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

9.        Limited SARs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

10.       Performance Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

11.       Restricted Stock Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

12.       Dilution and Other Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . .   15

13.       Substitute Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

14.       Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

15.       Indemnification of the Committee  . . . . . . . . . . . . . . . . . . . . . . . .   17

16.       Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

17.       Amendment of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

18.       Effective Date and Term of the Plan . . . . . . . . . . . . . . . . . . . . . . .   18

                  RYDER SYSTEM, INC. 1980 STOCK INCENTIVE PLAN


1. Purpose. The purpose of this Plan is to enable the Company to recruit and retain those key executives most responsible for the Company's continued success and progress, and by offering comparable incentives, to compete with other organizations in attracting, motivating and retaining such executives, thereby furthering the interests of the Company and its shareholders by giving such executives a greater personal stake in and commitment to the Company and its future growth and prosperity.


2.       Definitions.  For the purpose of the Plan:

         (a) The term "Award" shall mean and include any Stock Option, SAR, Limited SAR, Performance Unit or Restricted Stock Right granted under this Plan.

         (b) During the three (3) year period following a Change of Control, the term "cause" as used in Section 7 and Section 14(a) of this Plan with respect to any Stock Option shall mean (i) an act or acts of fraud, misappropriation, or embezzlement on the Grantee's part which result in or are intended to result in his personal enrichment at the expense of the Company,
(ii) conviction of a felony, (iii) conviction of a misdemeanor involving moral turpitude, or (iv) willful failure to report to work for more than thirty (30) continuous days not supported by a licensed physician's statement, all as determined only by a majority of the Incumbent Board.

         (c)     A "Change of Control" shall be deemed to have occurred if:

                 (i)      a third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), but excluding any employee benefit plan or plans of RSI and its Subsidiaries and affiliates, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of RSI's outstanding voting securities ordinarily having the right to vote for the election of directors of RSI; or

                 (ii) the individuals who, as of June 26, 1987, constituted the Board of Directors of RSI (the "Board" generally and as of June 26, 1987 the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of RSI, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly, by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity), provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to June 26, 1987 whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

                 (iii) there is a liquidation or dissolution of RSI or a sale of all or substantially all of its assets.

If RSI enters into an agreement or series of agreements or the Board passes a resolution which will result in the occurrence of any of the matters described in subparagraphs (i), (ii) or (iii), and a Grantee's employment is terminated subsequent to the date of execution of such agreement or series of agreements or the passage of such resolution, but prior to the occurrence of any of the matters described in subparagraphs (i), (ii) or (iii), then, upon the occurrence of any of the matters described in subparagraphs (i), (ii) or (iii), a Change of Control shall be deemed to have retroactively occurred on the date of the execution of the earliest of such agreement(s) or the passage of such resolution.

         (d) The term "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

         (e) The term "Committee" shall mean the Board of Directors of RSI and/or the Compensation Committee of the Board of Directors of RSI constituted as provided in Section 5 of the Plan.

         (f) The term "Common Stock" shall mean the common stock of RSI as from time to time constituted.

         (g)     The term "Company" shall mean RSI and its Subsidiaries.

         (h) The term "Disability" shall mean total physical or mental disability of a Grantee as determined by the Committee upon the basis of such evidence as the Committee in its discretion deems necessary and appropriate.

         (i) The term "Disinterested Person" shall mean any person who qualifies as a disinterested person as defined in Rule 16b-3, as promulgated under the 1934 Act, or any successor definition.

         (j) The term "Employee" shall mean a full-time salaried employee of RSI or any Subsidiary (which term shall include salaried officers).

         (k) The term "Fair Market Value" shall mean, with respect to the Common Stock, the mean between the highest and lowest sale price for shares as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange on the date as of which such determination is being made or on the most recently preceding date on which there was such a sale.

         (l) The term "Grantee" shall mean an Employee who is selected by the Committee to receive an Award under the Plan and in the case of a deceased Employee shall mean the beneficiary of the Employee.

         (m) The term "Incentive Stock Option" shall mean a Stock Option granted under this Plan or a previously granted Stock Option that is redesignated by the Committee as an Incentive Stock Option which is intended to constitute an incentive stock option within the meaning of Section 422(b) of the Code.

         (n) The term "Limited SAR" shall mean a Limited Stock Appreciation Right granted by the Committee pursuant to Section 9 of the Plan.

         (o) The terms "1966 Stock Option Plan" and "1966 Option" shall mean, respectively, the Ryder System Stock Option Plan adopted in 1966, as amended, and any stock option granted thereunder.

         (p) The term "Non-qualified Stock Option" shall mean a Stock Option granted under this Plan which is not intended to qualify under Section 422(b) of the Code.

         (q) The term "Offer" shall mean any tender offer or exchange offer for Shares, other than one made by the Company, including all amendments and extensions of any such Offer.

         (r) The term "Offer Price per Share" shall have the meaning set forth in Section 9(c) of the Plan.

         (s) The term "Option" shall mean any stock option granted under this Plan or the 1966 Stock Option Plan.

         (t) The term "Performance Goals" shall have the meaning set forth in Section 10(c) of the Plan.

         (u) The term "Performance Period" shall have the meaning set forth in Section 10(d) of the Plan.

         (v) The term "Performance Units" shall mean Performance Units granted by the Committee pursuant to Section 10 of the Plan.

         (w) The term "Plan" shall mean the Ryder System, Inc. 1980 Stock Incentive Plan as the same shall be amended.

         (x) The term "Price" shall mean, upon the occurrence of a Change of Control, the excess of the highest of:

                 (i) the highest closing price of the Common Stock reported by the composite transaction reporting system for securities listed on the New York Stock Exchange within the sixty (60) days preceding the date of exercise;

                 (ii) the highest price per share of Common Stock included in a filing made by any person or group referred to in subparagraph (i) of
Section 2(c) on any Schedule 13D pursuant to Section 13(d) of the 1934 Act as paid within the sixty (60) days prior to the date of such report; and

                 (iii) the value of the consideration to be received by the holders of Common Stock, expressed on a per share basis, in any transaction referred to in subparagraph (iii) of Section 2(c), with all noncash consideration being valued in good faith by the Incumbent Board;

over the purchase price per Share at which the related Option is exercisable as applicable, except that Incentive Stock Options and, if and to the extent required in order for the related Option to be treated as an Incentive Stock Option, SARs and Limited SARs granted with respect to Incentive Stock Options, are limited to the spread between the Fair Market Value of Common Stock on the date of exercise and the purchase price per Share at which the related Option is exercisable.

         (y) The term "Restricted Period" shall have the meaning set forth in Section 11(a) of the Plan.

         (z)     The term "RSI" shall mean Ryder System, Inc.

         (aa) The term "Restricted Stock Rights" shall mean a Restricted Stock Right granted by the Committee pursuant to Section 11 of the Plan.

         (bb) The term "Retirement" shall mean retirement under the provisions of the various retirement plans of the Company (whichever is appropriate to a particular Grantee) as then in effect, or in the absence of any such retirement plan being applicable, as determined by the Committee.

         (cc) The term "SAR" shall mean a Stock Appreciation Right granted by the Committee pursuant to the provisions of Section 8 of the Plan.

         (dd) The term "Shares" shall mean shares of the Common Stock and any shares of stock or other securities received as a result of the adjustment provided for in Section 12 of the Plan.

         (ee) The term "Spread" with respect to a SAR shall have the meaning set forth in Section 8(b) of the Plan, and with respect to a Limited SAR, the meanings set forth in Sections 9(c) and 9(d) of the Plan.

         (ff) The term "Stock Option" shall mean any stock option granted under this Plan.

         (gg) The term "Subsidiary" shall mean any corporation, other than RSI, or other form of business entity more than fifty percent (50%) of the voting interest of which is owned or controlled, directly or indirectly, by RSI and which the Committee designates for participation in the Plan.

         (hh) The term "Termination Date" shall mean the date that a Grantee ceases to be employed by RSI or any Subsidiary for any reason.

         (ii)    The term "Year" shall mean a calendar year.


3.       Shares of Stock Subject to the Plan.

         (a) Subject to the provisions of Paragraph (b) of this Section 3, at July 31, 1993, the maximum number of Shares which were available for issuance pursuant to future grants under the Plan was 1,710,041, and 5,351,051 Shares were subject to issuance pursuant to previously granted awards. Shares issued pursuant to this Plan may be either authorized but unissued or reacquired Shares held in the treasury.

         (b) In the event any Stock Option or Restricted Stock Right expires or terminates unexercised, the number of Shares subject to such Stock Option or Restricted Stock Right shall again become available for issuance under the Plan, subject to the provisions of Sections 7(a), 8(a), 9(b) and 10(i) of this Plan.

         (c) Effective October 22, 1993, no Grantee shall be eligible to receive any Stock Option or series of Stock Options covering, in the aggregate, more than 300,000 Shares from the Shares which were available for issuance pursuant to future grants on that date.


4. Participation. Awards under the Plan shall be limited to key executive Employees selected from time to time by the Committee.


5. Administration. The Plan shall be administered by the Board of Directors of RSI, of which a majority of the Board of Directors and a majority of the directors acting in the matter shall be Disinterested Persons, and/or the Compensation Committee of the Board of Directors of RSI which shall consist of not less than three members of the Board of Directors, each of whom shall be a Disinterested Person. The Committee shall have plenary authority, subject to the express provisions of the Plan, to (i) select Grantees; (ii) establish and adjust Performance Goals and Performance Periods for Performance Units; (iii) determine the nature, amount, time and manner of payment of Awards made under the Plan, and the terms and conditions applicable thereto; (iv) interpret the Plan; (v) prescribe, amend and rescind rules and regulations relating to the Plan; (vi) determine whether and to what extent Stock Options previously granted under the Plan shall be redesignated as Incentive Stock Options pursuant to the provisions of Section 251(c) of the Economic Recovery Tax Act of 1981 and the regulations issued thereunder, and in this connection, amend any Stock Option Agreement or make or authorize any reports or elections or take any other action to the extent necessary to implement the redesignation of any Stock Option as an Incentive Stock Option, provided that any redesignation of a previously granted Stock Option as an Incentive Stock Option shall not be effective unless and until consented to by the Grantee; and (vii) make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee's determination on the foregoing matters shall be conclusive. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.


6. Awards. Subject to the provisions of Section 3 of the Plan, the Committee shall determine Awards taking into consideration, as it deems appropriate, the responsibility level and performance of each Grantee. The Committee may grant the following types of Awards: Stock Options pursuant to
Section 7 hereof, SARs pursuant to Section 8 hereof, Limited SARs pursuant to
Section 9 hereof, Performance Units pursuant to Section 10 hereof and Restricted Stock Rights pursuant to Section 11 hereof. Unless otherwise determined by the Committee, a Grantee may not be granted in any Year both (i) a Restricted Stock Right and (ii) a Stock Option, SAR, Limited SAR or Performance Unit.


7.       Stock Options.

         (a) The Committee from time to time may grant Stock Options either alone or in conjunction with and related to SARs, Limited SARs and/or Performance Units to key executive Employees selected by the Committee as being eligible therefor. The Stock Options may be of two types, Incentive Stock Options and Non-qualified Stock Options. Each Stock Option shall cover such number of Shares and shall be on such other terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a Stock Option Agreement setting forth such terms and conditions executed by the Company and the Grantee. The Committee shall determine the number of Shares subject to each Stock Option. The number of Shares subject to an outstanding Stock Option shall be reduced on a one for one basis to the extent that any related SAR, Limited SAR or Performance Unit is exercised and such Shares shall not again become available for issuance pursuant to the Plan.

         In the case of Stock Options, the aggregate Fair Market Value (determined as of the date of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any Year under the Plan or any other plan of the Company shall not exceed $100,000. To the extent, if any, that the Fair Market Value of such Common Stock with respect to which Incentive Stock Options are exercisable exceeds $100,000, such Incentive Stock Options shall be treated as separate Non-qualified Stock Options. For purposes of the two immediately preceding sentences of this subparagraph (a), Stock Options shall be taken into account in the order in which they were granted.

         (b) Unless the Committee shall determine otherwise, each Stock Option may be exercised only if the Grantee has been continuously employed by RSI or any Subsidiary for a period of at least one (1) year commencing on the date the Stock Option is granted; provided, however, that this provision shall not apply in the event of a Change of Control.

         (c) Each Stock Option shall be for such term (but, in no event, for greater than ten years) and shall be exercisable in such installments as shall be determined by the Committee at the time of grant of the Stock Option.

                 The Committee may, at any time, provide for the acceleration of installments or any part thereof.

         (d) The price per Share at which Shares may be purchased upon the exercise of a Stock Option shall be determined by the Committee on the grant of the Stock Option but such price shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant of the Stock Option. If a Grantee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company and a Stock Option granted to such Grantee is intended to qualify as an Incentive Stock Option, the Incentive Stock Option price shall be no less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted and the term of such Incentive Stock Option shall be no more than five years.

         (e) Except as provided in Paragraphs (h) and (l) of this Section 7, no Stock Option may be exercised unless the Grantee, at the time of exercise, is an Employee and has continuously been an Employee of RSI or any Subsidiary since the grant of such Stock Option. A Grantee shall not be deemed to have terminated his period of continuous employ with RSI or any Subsidiary if he leaves the employ of RSI or any Subsidiary for immediate reemployment with RSI or any Subsidiary.

         (f) To exercise a Stock Option, the Grantee shall (i) give written notice to the Company in form satisfactory to the Committee indicating the number of Shares which he elects to purchase, (ii) deliver to the Company payment of the full purchase price of the Shares being purchased (A) in cash or a certified or bank cashier's check payable to the order of the Company, or (B) if the Grantee elects with the approval of the Committee, in Shares of the Common Stock having a Fair Market Value on the date of exercise equal to the purchase price, or a combination of the foregoing having an aggregate Fair Market Value equal to such purchase price, and (iii) deliver to the Secretary of the Company such written representations, warranties and covenants as the Company may require under Section 16(a) of this Plan.

         (g) Upon proper exercise of a Stock Option, the Grantee shall be treated for all purposes as the registered owner of the Shares as to which the Stock Option has been exercised as of the close of business on the date of exercise.

         (h) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee prior to a Change of Control, in the event of a Change of Control, each Stock Option not previously exercised or expired under the terms of the Plan shall become immediately exercisable in full and, shall remain exercisable to the full extent of the Shares available thereunder, regardless of any installment provisions applicable thereto, for the remainder of its term, unless Section 14(a) of the Plan applies or the Grantee has been terminated for cause, in which case the Stock Options shall automatically terminate as of the Incumbent Board's determination pursuant to
Section 14(a) or the Grantee's Termination Date, as appropriate.

         (i)     If the Committee so determines prior to or during the thirty
(30) day period following the occurrence of a Change of Control, Grantees of Stock Options not otherwise exercised or expired under the terms of the Plan as to which no SARs or Limited SARs are then exercisable may, in lieu of exercising, require RSI to purchase for cash all such Stock Options or portions thereof for a period of sixty (60) days following the occurrence of a Change of Control at the Price specified in Section 2(x); provided that Stock Options subject to this purchase requirement held by Grantees who are subject to
Section 16(b) of the 1934 Act with respect to RSI must have been held for at least six (6) months.

         (j) Any determination made by the Committee pursuant to Section 7(i) or 7(j) may be made as to all eligible Stock Options or only as to certain of such Stock Options specified by the Committee. Once made, any determination by the Committee pursuant to Section 7(h) or 7(i) shall be irrevocable.

         (k) The Company intends that Section 7(i) shall comply with the requirements of Rule 16b-3 under the 1934 Act (the "Rule") during the term of this Plan. Should any provision of Section 7(i) not be necessary to comply with the requirements of the Rule, or should any additional provisions be necessary for Section 7(i) to comply with the requirements of the Rule, the Committee may amend this Plan or any Stock Option agreement to add to or modify the provisions thereof accordingly.

         (l) Notwithstanding any of the provisions of this Section 7, a Stock Option shall in all cases terminate and not be exercisable after the expiration of the term of the Stock Option established by the Committee. Except as provided in Section 7(h), Stock Options shall be exercisable after the Grantee ceases to be employed by RSI or any Subsidiary as follows, unless otherwise determined by the Committee:

                 (i) In the event that a Grantee ceases to be employed by RSI or any Subsidiary by reason of Disability or Retirement, (A) any Non-qualified Stock Option not previously exercised or expired shall continue to vest and be exercisable during the three (3) year period following the Grantee's Termination Date, and to the extent it is exercisable at the expiration of such three (3) year period, it shall continue to be exercisable by such Grantee or such Grantee's legal representatives, heirs or legatees for the term of such Non-qualified Stock Option, and (B) any Incentive Stock Option shall, to the extent it was exercisable on the Termination Date, continue to be exercisable by such Grantee or such Grantee's legal representatives, heirs or legatees for the term of such Incentive Stock Option; provided, however, that in order to qualify for the special tax treatment afforded by Section 421 of the Code, Incentive Stock Options must be exercised within the three (3) month period commencing on the Termination Date (the exercise period shall be one (1) year in the case of termination by reason of disability, within the meaning of
Section 422(e)(3) of the Code). Incentive Stock Options not exercised within such three (3) month period shall be treated as Non-qualified Stock Options.

                 (ii) In the event that a Grantee ceases to be employed by RSI or any Subsidiary by reason of death, any Stock Option shall, to the extent it was exercisable on the Termination Date, continue to be exercisable by such Grantee's legal representatives, heirs or legatees for the term of such Stock Option.

                 (iii)    Except as otherwise provided in subparagraph (i) or
(ii) above, in the event that a Grantee ceases to be employed by RSI or any Subsidiary for any reason other than termination for cause, any Stock Option shall, to the extent it was exercisable on the Termination Date, continue to be exercisable for a period of three (3) months commencing on the Termination Date and shall terminate at the expiration of such period; provided, however, that in the event of the death of the Grantee during such three (3) month period, such Stock Option shall, to the extent it was exercisable on the Termination Date, be exercisable by the Grantee's personal representatives, heirs or legatees for a period of one (1) year commencing on the date of the Grantee's death and shall terminate at the expiration of such period.

                 (iv)     Except as otherwise provided in subparagraphs (i),
(ii) and (iii) above, a Stock Option shall automatically terminate as of the Termination Date, provided that if a Grantee's employment is interrupted by reason of Disability or a leave of absence (as determined by the Committee) the Committee may permit the exercise of some or all of the Stock Options granted on such terms and for such period of time as it shall determine.


8.       Stock Appreciation Rights.

         (a) The Committee shall have authority in its discretion to grant a SAR to any Grantee of a Stock Option with respect to all or some of the Shares covered by such Stock Option. Each SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a SAR Agreement setting forth such terms and conditions executed by the Company and the holder of the SAR. A SAR may be granted either at the time of grant of a Stock Option or at any time thereafter during its term. A SAR may be granted to a Grantee irrespective of whether such Grantee has a Limited SAR. Each SAR shall be exercisable only if and to the extent that the related Stock Option is exercisable, provided, however, that no SAR may be exercised in any event (i) until the expiration of six (6) months from the date of grant of the SAR unless prior to the expiration of such six
(6) month period the holder of the SAR ceases to be employed by RSI or any Subsidiary because of death or Disability, or (ii) more than six (6) months after the Termination Date of a Grantee. Upon the exercise of a SAR, the related Stock Option shall cease to be exercisable to the extent of the Shares with respect to which such SAR is exercised and shall be considered to have been exercised to that extent for purposes of determining the number of Shares available for the grant of further Awards pursuant to this Plan. Upon the exercise or termination of a Stock Option, the SAR related to such Stock Option shall terminate to the extent of the Shares with respect to which such Stock Option was exercised or terminated.

         (b) The term "Spread" as used in this Section 8 shall mean, with respect to the exercise of any SAR, an amount equal to the product computed by multiplying (i) the excess of (A) the Fair Market Value per Share on the date such SAR is exercised over (B) the purchase price per Share at which the related Stock Option is exercisable by (ii) the number of Shares with respect to which such SAR is being exercised, provided, however, that the Committee may at the grant of any SAR limit the maximum amount of the Spread to be paid upon the exercise thereof.

         (c) Only if and to the extent required in order for the related Stock Option to be treated as an Incentive Stock Option, a SAR may be exercised only when there is a positive Spread, that is, when the Fair Market Value per Share exceeds the purchase price per Share at which the related Stock Option is exercisable. Upon the exercise of a SAR, the Committee shall pay to the Grantee exercising the SAR an amount equivalent to the Spread. The Committee shall have the sole and absolute discretion to determine whether payment for such SAR will be made in cash, Shares or a combination of cash and Shares, provided, that any Shares used for payment shall be valued at their Fair Market Value on the date of the exercise of the SAR.

         (d) A SAR may be exercised only during the period beginning on the third (3rd) business day following the date of release for publication of the quarterly and annual summary statements of sales and earnings of the Company and ending on the twelfth (12th) business day following such date. Such release shall be deemed to have taken place if the specified financial data appears (i) on a wire service, (ii) in a financial news service, (iii) in a newspaper of general circulation or (iv) is otherwise made publicly available.

         (e) The Company intends that this Section 8 shall comply with the requirements of the Rule during the term of this Plan. Should any provision of this Section 8 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for this Section 8 to comply with the requirements of the Rule, the Committee may amend this Plan or any Award agreement to add to or modify the provisions thereof accordingly.

         (f) To exercise a SAR, the Grantee shall (i) give written notice to the Company in form satisfactory to the Committee specifying the number of Shares with respect to which such holder is exercising the SAR and (ii) deliver to the Company such written representations, warranties and covenants as the Company may require under Section 16(a) of this Plan.

         (g) A person exercising a SAR shall not be treated as having become the registered owner of any Shares issued on such exercise until such Shares are issued.

         (h) The exercise of a SAR shall reduce the number of Shares subject to the related Stock Option on a one for one basis.


9.       Limited SARs.

         (a) The Committee shall have authority in its discretion to grant a Limited SAR to the holder of any Stock Option or any 1966 Option, with respect to all or some of the Shares covered by such Option; provided, however, that in the case of Incentive Stock Options, the Committee may grant Limited SARs only if and to the extent that the grant of such Limited SARs is consistent with the treatment of the Stock Option as an Incentive Stock Option. Each Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a Limited SAR Agreement setting forth such terms and conditions executed by the Company and the holder of the Limited SAR. A Limited SAR may be granted to the holder of a 1966 Option at any time during its term and may be granted either at the time of grant of a Stock Option or at any time thereafter during its term. A Limited SAR may be granted to a Grantee irrespective of whether such Grantee has a SAR.

         (b) Limited SARs may be exercised only during the sixty (60) day period commencing after the occurrence of a Change of Control, provided, however, that a Limited SAR that has not been held by the Grantee for at least six (6) months before the occurrence of a Change of Control may be exercised only during the sixty (60) day period commencing upon the expiration of such six (6) month holding period.

Each Limited SAR shall be exercisable only if and to the extent that the related Option is exercisable, provided, however, that no Limited SAR may be exercised in any event (i) until the expiration of six (6) months from the date of grant of the Limited SAR, or (ii) more than six (6) months after the Termination Date of a Grantee. Upon the exercise of a Limited SAR, the related Stock Option or 1966 Option shall cease to be exercisable to the extent of the Shares with respect to which such Limited SAR is exercised, and the Stock Option and 1966 Option shall be considered to have been exercised to that extent for purposes of determining the number of Shares available for the grant of further Awards pursuant to this Plan and the 1966 Stock Option Plan, respectively. Upon the exercise or termination of an Option, the Limited SAR with respect to such Option shall terminate to the extent of the Shares with respect to which the Option was exercised or terminated.

         (c) For any Limited SAR, the term "Spread" as used in this Section 9 shall mean an amount equal to the product computed by multiplying (A) the Price specified in Section 2(x) by (B) the number of Shares with respect to which such Limited SAR is being exercised.

         (d) Only if and to the extent required in order for the related Stock Option to be treated as an Incentive Stock Option, a Limited SAR may be exercised only when there is a positive Spread, that is, when the Fair Market value per Share exceeds the purchase price per Share at which the related Stock Option is exercisable. Upon the exercise of a Limited SAR, the holder thereof shall receive an amount in cash equal to the Spread.

         (e) Notwithstanding any other provision of this Plan, no SAR or Performance Unit may be exercised with respect to any Stock Option at a time when any Limited SAR with respect to such Stock Option held by the Grantee of such SAR or Performance Unit may be exercised.

         (f) The Company intends that this Section 9 shall comply with the requirements of the Rule during the term of this Plan. Should any provision of this Section 9 not be necessary to comply with the requirements of the Rule, or should any additional provisions be necessary for this Section 9 to comply with the requirements of the Rule, the Committee may amend this Plan or any Award agreement to add to or modify the provisions thereof accordingly.

         (g) To exercise a Limited SAR, the holder shall give written notice to the Company in form satisfactory to the Committee specifying the number of Shares with respect to which he is exercising the Limited SAR.

         (h) The exercise of a Limited SAR shall reduce on a one for one basis the number of Shares subject to the related Stock Option or 1966 Option.


10.      Performance Units.

         (a) In conjunction with the granting of Stock Options under this Plan, the Committee may grant Performance Units relating to such Stock Options; provided, however, that in the case of Incentive Stock Options, the Committee may grant Performance Units only if and to the extent that the grant of such Performance Units is consistent with the treatment of the Stock Option as an Incentive Stock Option. Each grant of Performance Units shall cover such number of Shares and shall be on such other terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a Performance Unit Agreement setting forth such terms and conditions executed by the Company and the Grantee of the Performance Units. The number of Performance Units granted shall be equal to a specified number of Shares subject to the related Stock Options. The Committee shall value such Units to the extent that Performance Goals are achieved, provided, however, that in no event shall the value per Performance Unit exceed one hundred and fifty percent (150%) of the purchase price per Share at which the related Stock Option is exercisable.

         (b) The Committee shall have full and final authority to establish Performance Goals for each Performance Period on the basis of such criteria, and the attainment of such objectives, as the Committee may from time to time determine. In setting Performance Goals, the Committee may take into consideration such matters which it deems relevant and such financial and other criteria including but not limited to projected cumulative compounded rate of growth in earnings per share and average return on equity. During any Performance Period, the Committee shall have the authority to adjust Performance Goals for the Performance Period as it deems equitable in recognition of extraordinary or nonrecurring events experienced by the Company during the Performance Period including, but not limited to, changes in applicable accounting rules or principles or changes in the Company's methods of accounting during the Performance Period or significant changes in tax laws or regulations which affect the financial results of the Company.

         (c) The term "Performance Goals" as used in this Section 10 shall mean the performance objectives established by the Committee for the Company for a Performance Period for the purpose of determining if, as well as the extent to which, a Performance Unit shall be earned.

         (d) The term "Performance Period" as used in this Section 10 shall mean the period of time selected by the Committee (which period shall be not more than five nor less than three years) commencing on January 1 of the Year in which the grant of Performance Units is made, during which the performance of the Company is measured for the purpose of determining the extent to which Performance Units have been earned.

         (e) Performance Units shall be earned to the extent that Performance Goals and other conditions established in accordance with Paragraph
(b) of this Section 10 are met. The Company shall promptly notify each Grantee of the extent to which Performance Units have been earned by such Grantee. A Performance Unit may be exercised only during the period following such notice and prior to expiration of the related option. Performance Units which have been earned shall be paid after exercise by the Grantee pursuant to Paragraph
(h) of this Section 10. The Committee shall have the sole and absolute discretion to determine whether payment for such Performance Unit will be made in cash, Shares or a combination of cash and Shares, provided that any Shares used for payment shall be valued at their Fair Market Value on the date of the exercise of the Performance Unit.

         (f) Unless otherwise determined by the Committee, in the event that a Grantee of Performance Units ceases to be employed by RSI or any Subsidiary during the term of the related Stock Option, the Performance Units held by him shall be exercisable only to the extent the related Stock Option is exercisable and shall be forfeited to the extent that the related Stock Option was not exercisable on the Termination Date.

         (g) The Company intends that this Section 10 shall comply with the requirements of Section 16(b) of the 1934 Act and the rules thereunder, as from time to time in effect, including the Rule. Should any provision of this
Section 10 not be necessary to comply with the requirements of said Section 16(b) and the rules thereunder or should any additional provision be necessary for this Section 10 to comply with the requirements of Section 16(b) and the rules thereunder, the Committee may amend this Plan or any Award agreement to add to or modify the provisions thereof accordingly.

         (h) To exercise Performance Units, the Grantee shall give written notice to the Company in form satisfactory to the Committee addressed to the Secretary of the Company specifying the number of Shares with respect to which he is exercising Performance Units.

         (i) The exercise of Performance Units shall reduce on a one for one basis the number of Shares subject to the related Stock Option.


11.      Restricted Stock Rights.

         (a) The Committee from time to time may grant Restricted Stock Rights to key executive Employees selected by the Committee as being eligible therefor, which would entitle a Grantee to receive a stated number of Shares subject to forfeiture of such Rights if such Grantee failed to remain continuously in the employ of RSI or any Subsidiary for the period stipulated by the Committee (the "Restricted Period").

         (b) Restricted Stock Rights shall be subject to the following restrictions and limitations:

                 (i) The Restricted Stock Rights may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of;

                 (ii)     Except as otherwise provided in Paragraph (d) of this
Section 11, the Restricted Stock Rights and the Shares subject to such Restricted Stock Rights shall be forfeited and all rights of a Grantee to such Restricted Stock Rights and Shares shall terminate without any payment of consideration by the Company if the Grantee fails to remain continuously as an Employee of RSI or any Subsidiary for the Restricted Period. A Grantee shall not be deemed to have terminated his period of continuous employment with RSI or any Subsidiary if he leaves the employ of RSI or any Subsidiary for immediate reemployment with RSI or any Subsidiary.

         (c) The Grantee of Restricted Stock Rights shall not be entitled to any of the rights of a holder of the Common Stock with respect to the Shares subject to such Restricted Stock Rights prior to the issuance of such Shares pursuant to the Plan. During the Restricted Period, for each Share subject to a Restricted Stock Right, the Company will pay the holder an amount in cash equal to the cash dividend declared on a Share during the Restricted Period on or about the date the Company pays such dividend to the stockholders of record.

         (d) In the event that the employment of a Grantee terminates by reason of death, Disability or Retirement, such Grantee shall be entitled to receive the number of Shares subject to the Restricted Stock Right multiplied by a fraction (x) the numerator of which shall be the number of days between the date of grant of such Restricted Stock Right and the date of such termination of employment, and (y) the denominator of which shall be the number of days in the Restricted Period, provided, however, that any fractional Share shall be cancelled. If a Grantee's employment is interrupted by reason of Disability or a leave of absence (as determined by the Committee), then the Committee may permit the delivery of the Shares subject to the Restricted Stock Right in such amounts as the Committee may determine.

         (e) Notwithstanding Paragraphs (a) and (b) of this Section 11, unless otherwise determined by the Committee prior to the occurrence of a Change of Control, in the event of a Change of Control all restrictions on Restricted Stock shall expire and all Shares subject to Restricted Stock Rights shall be issued to the Grantees. Additionally, the Committee may, at any time, provide for the acceleration of the Restricted Period and of the issuance of all or part of the Shares subject to Restricted Stock Rights. Any determination made by the Committee pursuant to this Section 11(e) may be made as to all Restricted Stock Rights or only as to certain Restricted Stock Rights specified by the Committee. Once made, any determination by the Committee pursuant to this Section 11(e) shall be irrevocable.

         (f) When a Grantee shall be entitled to receive Shares pursuant to a Restricted Stock Right, the Company shall issue the appropriate number of Shares registered in the name of the Grantee.


12. Dilution and Other Adjustments. If there shall be any change in the Shares subject to the Plan or any Award granted under the Plan, as a result of merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, adjustments may be made by the Committee, as it may deem appropriate, in the aggregate number and kind of Shares subject to the Plan or to any outstanding Award, and in the terms and provisions of this Plan and any Awards granted hereunder, in order to reflect, on an equitable basis, any such change in the Shares contemplated by this
Section 12. Any adjustment made by the Committee pursuant to this Section 12 shall be conclusive and binding upon the Grantee, the Company and any other related person.


13. Substitute Options. Incentive and/or Non-qualified Stock Options may be granted under this Plan from time to time in substitution for either incentive or non-qualified stock options or both held by employees of other corporations who are about to become employees of the Company as the result of a merger, consolidation or reorganization of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation as the result of which it becomes a Subsidiary of the Company. The terms and conditions of the Stock Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but, in the event that the option for which a substitute Stock Option is being granted is an incentive stock option, no variation shall adversely affect the status of any substitute Stock Option as an incentive stock option under the Code.


14.      Miscellaneous Provisions.

         (a) Notwithstanding any other provision of the Plan, no Stock Option, SAR, Limited SAR or Restricted Stock Right granted hereunder may be exercised nor shall any payment in respect of any Performance Unit granted hereunder be made and all rights of the Grantee thereof, or of the Grantee's legal representatives, heirs or legatees, shall be forfeited if, prior to the time of such exercise or payment, the Committee (or in the event of a Change of Control, the Incumbent Board) determines that the Grantee has (i) used for profit or disclosed confidential information or trade secrets of the Company to unauthorized persons, or (ii) breached any contract with, or violated any legal obligation to, the Company, or (iii) engaged in any other activity which would constitute grounds for termination for cause of the Grantee by the Company.
The Committee (or the Incumbent Board) shall give a Grantee written notice of such determination prior to making any such forfeiture. The Committee (or the Incumbent Board) may waive the conditions of this Paragraph in full or in part if, in its sole judgment, such waiver will have no substantial adverse effect upon the Company. The determination of the Committee (or the Incumbent Board) as to the occurrence of any of the events specified above and to the forfeiture, if any, shall be conclusive and binding upon the Grantee, the Company and any other related person.

         (b) The Grantee of an Award shall have no rights as a stockholder with respect thereto, except as otherwise expressly provided in the Plan, unless and until certificates for Shares are issued.

         (c) No Award or any rights or interests therein shall be assignable or transferable by the Grantee except by will or the laws of descent and distribution. During the lifetime of the Grantee, an Award shall be exercisable only by the Grantee or the Grantee's guardian or legal representative.

         (d) The Company shall have the right to deduct from all Awards granted hereunder to be distributed in cash any Federal, state, local or foreign taxes required by law to be withheld with respect to such cash payments. In the case of Awards to be distributed in Shares, the holder or other person receiving such Common Stock shall be required, as a condition of such distribution, either to pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Shares or to have the number of the Shares, valued at their Fair Market Value on the date of distribution, to be distributed reduced by an amount equal to the value of such taxes required to be withheld.

         (e) No Employee shall have any claim or right to be granted an Award under the Plan, nor having been selected as a Grantee for one Year, any right to be a Grantee in any other

Year. Neither the Plan nor any action taken hereunder shall be construed as giving any Grantee any right to be retained in the employ of RSI or any Subsidiary, and the Company expressly reserves its right at any time to dismiss any Grantee with or without cause.

         (f) The costs and expense of administering the Plan shall be borne by the Company and not charged to any Award nor to any Grantee.

         (g) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and payment of Awards shall be subordinate to the claims of the Company's general creditors.

         (h) Whenever used in the Plan, the masculine gender shall include the feminine or neuter wherever necessary or appropriate and vice versa and the singular shall include the plural and vice versa.


15. Indemnification of the Committee. Service on the Committee shall constitute service as a director of the Company and members of the Committee shall be entitled to indemnification, advancement of expenses and reimbursement as directors of the Company pursuant to its Articles of Incorporation, bylaws, resolutions of the Board of Directors of RSI or otherwise.


16.      Compliance with Law.

         (a) Each Grantee, to permit the Company to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any applicable blue sky or state securities laws, shall represent in writing to the Company at the time of the grant of an Award and at the time of the issuance of any Shares thereunder that such Grantee does not contemplate and shall not make any transfer of any Shares to be acquired under an Award except in compliance with the 1933 Act and such Grantee shall enter into such agreements and make such other representations as, in the opinion of counsel to the Company, shall be sufficient to enable the Company legally to issue the Shares without registration thereof under the 1933 Act. Certificates representing Shares to be acquired under Awards shall bear legends as counsel for the Company may indicate are necessary or appropriate to accomplish the purposes of this
Section 16.

         (b) If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to any Award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body is necessary or desirable as a condition of, or in connection with, the granting of or issuance of Shares under such Award, such Shares shall not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

17. Amendment of the Plan. The Committee may at any time (i) terminate this Plan or (ii) modify or amend this Plan in any respect, except that without shareholder approval the Committee may not (A) materially increase the benefits accruing to Grantees under the Plan if and to the extent required to maintain the qualification of the Plan under the Rule, (B) materially increase the number of securities which may be issued under the Plan, or (C) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of this Plan shall not, without the consent of any Grantee involved, adversely affect his rights under an Award previously granted to him.


18.      Effective Date and Term of the Plan.

         (a) This Plan originally became effective for the fiscal year commenced January 1, 1980. The Plan was approved on May 2, 1980, by the holders of a majority of the then outstanding Shares of the Company. The Plan as then amended was most recently approved by the holders of a majority of the outstanding Shares of the Company on May 7, 1993.

         (b) Unless previously terminated in accordance with Section 17 of this Plan, this Plan shall terminate on the close of business on May 1, 2000, after which no Awards shall be granted under this Plan. Such termination shall not affect any Awards granted prior to such termination.